Exhibit 99.1

Proem Acquisition Corp I Announces Pricing of $130,000,000 Initial Public Offering

Dallas, Texas, United States, Feb. 11, 2026 (GLOBE NEWSWIRE) --  Proem Acquisition Corp I (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 13,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share and one-half of one redeemable warrant, subject to certain adjustments. The units are expected to trade on the Nasdaq Global Market (“NASDAQ”) under the ticker symbol “PAACU” beginning February 12, 2026. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on NASDAQ under the symbols “PAAC” and “PAACW,” respectively. The offering is expected to close on February 13, 2026, subject to customary closing conditions.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. We may pursue an initial business combination in any business or industry.

Clear Street LLC is acting as lead book-running manager. The Company has granted the underwriters a 45-day option to purchase up to 1,950,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2026 (the “Effective Date”). The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Clear Street LLC, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Proem Acquisition Corp I

Proem Acquisition Corp I is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. The Company’s management team is led by Imran Khan, the Chief Executive Officer and Chairman of the Board, and Greg Pearson, the Chief Financial Officer. In addition, the Board includes John Wu, David Eckstein, Amarnath Thombre, and Andrey Kazakov.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Proem Acquisition Corp I, including those set forth in the Risk Factors section of Proem Acquisition Corp I’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Proem Acquisition Corp I undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Greg Pearson
Chief Financial Officer
(214) 706-9344